Exhibit (g)(3)
Amendment
To The
Custody Agreement
Between
The Bank of New York
And
YieldQuest Funds Trust
Dated
October 27, 2008 (restated and amended)
This AMENDMENT effective April 1, 2009, is made by and between YieldQuest Funds Trust (“Fund”) and The Bank of New York (“Custodian”), and is specific to a revision made to the Schedule II (list of funds) that was included with the above referenced agreement:
Schedule II
(List of Funds)
YieldQuest Funds Trust
YieldQuest Core Equity Fund
YieldQuest Total Return Bond Fund
YieldQuest Tax-Exempt Bond Fund
YieldQuest Flexible Income Fund
YieldQuest Low Duration Bond Fund
YieldQuest Low Duration Tax-Exempt Bond Fund
YieldQuest Core Bond Fund
YieldQuest Core Tax-Exempt Bond Fund
IN WITNESS WHEREOF, each of the parties has caused this amendment to be executed in its name and behalf by its duly authorized officers.

The Bank of New York Mellon		YieldQuest Funds Trust

By:	/s/ John Spicciatie	By:	/s/ Gary Schwartz

	Title: Vice President		Title: Chief Compliance Officer
	Dated: 5/21/09		Dated: 4/9/09